Exhibit 10.2

AMENDMENT FOUR
to the
COCA-COLA CONSOLIDATED, INC.
SUPPLEMENTAL SAVINGS INCENTIVE PLAN

THIS AMENDMENT FOUR (this “Amendment”) is executed this 21st day of February, 2022, by Coca-Cola Consolidated, Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
WHEREAS, the Company maintains the Coca-Cola Consolidated, Inc. Supplemental Savings Incentive Plan, as amended and restated effective as of November 1, 2011, and as further amended by (i) Amendment No. 1 dated May 31, 2013, (ii) an Omnibus Amendment dated September 6, 2019 and (iii) an Amendment No. 3 dated February 22, 2021 (as amended, the “Plan”), to provide key Employees supplemental savings, retirement and survivor benefits;
WHEREAS, pursuant to Section 14.1(a) of the Plan, the Committee may amend the Plan at any time and from time to time, subject to certain limitations set forth in the Plan; and
WHEREAS, the Committee has approved the amendments to the Plan set forth in this Amendment to eliminate the restriction on the timing of Investment Option reallocations under the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, all effective as of the date hereof:
1.Section 2.5(d)(3) of the Plan is amended to read as follows:
(3)Post-2005 Supplemental Account. Any Post-2005 Deferrals and Post-2005 Company Contributions allocated to the Participant’s Post-2005 Supplemental Account may be reallocated among the Investment Options at the election of the Participant. Any such request to have one or more Investment Subaccount balances transferred to one or more other Investment Subaccounts shall be made in accordance with and shall be subject to such procedures and limitations as the Plan Administrator adopts.

2.Except as expressly or by necessary implication amended by this Amendment, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer of the Company on the day and year first above written.

COCA-COLA CONSOLIDATED, INC.

By:	/s/ E. Beauregarde Fisher III
Name:	E. Beauregarde Fisher III
Title:	Executive Vice President, General Counsel & Secretary